UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 24, 2007
Belden Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-12561	36-3601505

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7701 Forsyth Boulevard, Suite 800
St. Louis, Missouri 63105
(Address of Principal Executive Offices, including Zip Code)
(314) 854-8000
(Registrant’s telephone number, including area code)
Belden CDT Inc.
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective May 24, 2007, Belden CDT Inc. (the “Company”) changed its corporate name from Belden CDT Inc. to Belden Inc. The change in corporate name was effected by the merger, pursuant to Section 253 of the Delaware General Corporation Law, of a newly formed, wholly owned subsidiary of the Company into the Company, with the Company continuing as the surviving corporation. The Company’s corporate name, Belden CDT Inc., as the surviving corporation in the merger, was changed to Belden Inc. The Company’s certificate of incorporation and bylaws prior to the merger will be the certificate of incorporation and bylaws of the surviving corporation, with such certificate of incorporation and bylaws amended to reflect such corporate name change.
The Company’s common stock will retain the ticker symbol BDC.
Item 7.01. Regulation FD Disclosure.
A copy of the press release announcing the name change is attached as Exhibit 99.1 to this current report and incorporated by reference herein.
The information in this Item 7.01 and in the press release (attached as Exhibit 99.1 to this current report) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that Section or Section 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in such exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
3.1	Certificate of Ownership and Merger filed with the Delaware Secretary of State on May 24, 2007.

99.1	Company news release dated May 24, 2007, titled “Belden Makes its Name Change Official/Regular Dividend is Declared”.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.
Date: May 29, 2007	By:	/s/ Kevin L. Bloomfield
Kevin L. Bloomfield
Vice President, Secretary and General Counsel

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